EXHIBIT 10 (p)

                              CONSULTING AGREEMENT

         AGREEMENT, dated October 1, 2004 but effective October 1, 2003 , by and between MURRAY UNITED DEVELOPMENT CORP., a corporation duly organized and existing under the laws of the State of Delaware, hereinafter referred to as "Company," and JOHN BYRNE, hereinafter referred to as "Consultant".

                                    RECITALS

         A Consultant has been performing consulting services on behalf of the Company since October 2003 pursuant to an oral agreement between Consultant and Company.

         B Company and Consultant now wish to set forth their oral agreement in a formal written contract, as provided herein.

         In consideration of the above recitals, the terms and covenants of this agreement, and other valuable consideration, the receipt and sufficiency of which are are hereby acknowledged, the parties agree as follows:

                                   SECTION ONE

                                    SERVICES

         Consultant agrees to assist the Company in identifying, and coordinating and negotiating with, third parties that may form business affiliations with the Company ("Third-Party Partners") for purposes of developing and/or marketing the Company's Klenz-Safe Technology and/or PGH Technology (the "Company Technologies"). Company shall have sole discretion to establish the minimum standards necessary for the performance of the services to be rendered by Consultant under and pursuant to this agreement.

                                   SECTION TWO

                                  COMPENSATION

         In consideration of Consultant's services under this agreement between October 1, 2003 and November 30, 2004, Company shall issue to Consultant one million (1,000,000) shares of its Common Stock on or before November 30, 2004.


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Company agrees to issue an additional one million (1,000,000) shares of its
Common Stock within 30 days after the Company has received revenues of at least two hundred fifty thousand dollars ($250,000) that are derived from or directly through business relationships established between Company and Third-Party Partners introduced to Company by Consultant . All of such shares shall be "restricted" securities under federal and state securities laws and may therefore not be transferred unless such shares are registered or such transfer is exempt from the registration requirements of applicable securities laws.


                                  SECTION THREE

                                 CONFIDENTIALITY

         Consultant agrees that (a) all knowledge and information that Consultant may receive from Company or from its employees or other consultants of Company, or by virtue of the performance of his services under and pursuant to this agreement, relating to inventions, products, processes, machinery, apparatus, prices, business affairs, future plans, or technical data that belong to Company or those with whom Company has contracted regarding such information, and (b) all information provided by Consultant to Company in reports of work done, together with any other information acquired by or as direct result of employment of Consultant by the Company, shall for all time and for all purposes be regarded by Consultant as strictly confidential and held by Consultant in confidence, and solely for Company's benefit and use, and shall not be used by Consultant or directly or indirectly disclosed by Consultant to any person whatsoever except to Company or with Company's prior written permission. Notwithstanding anything contained herein, the covenants contained in this Section Three shall continue until for five (5) years after termination of this Agreement.

                                  SECTION FOUR

                       INVENTIONS AND COPYRIGHTABLE WORKS

         A. Consultant further agrees that Consultant will promptly communicate and disclose to Company all computer programs, documentation, software, and other copyrightable works (hereinafter called "copyrightable works"), and all discoveries, improvements, and inventions (hereinafter called "inventions") conceived, reduced to practice, or made by Consultant relating to the Company


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Technologies. All such inventions and copyrightable works that Consultant is obligated to disclose shall be and remain entirely the property of Company or its nominees, successors, or assigns. It is agreed that all copyrightable works and inventions are works made for hire and shall be the exclusive property of Company. Further, Consultant agrees to assign and hereby assigns to Company any rights he may have in such works. Such assignment includes any rights in the inventions and copyrightable works described in this Paragraph A that may have accrued to Consultant since October 1, 2003.

         B. Consultant will assist Company and its nominees, successors, or assigns, on request, during and following the term of this agreement, at Company's expense, to obtain and maintain for its own benefit, patents and/or copyright registrations for any such inventions and or copyrightable works in any and all countries. Such assistance shall include, but not be limited to, executing and delivering specific assignments of any such inventions or copyrightable works and all domestic and foreign patent rights and copyrights therein, and all other papers and documents that relate to securing and maintaining such rights, and performing all other lawful acts, as may be deemed necessary or advisable by Company or its nominees, successors, or assigns.

                                  SECTION FIVE

                            DURATION AND TERMINATION

         This agreement shall be deemed to have been effective as of October 1, 2003 and shall continue until terminated herein. At any time on or after December 1, 2004 Consultant or Company may terminate this agreement by providing written notice of such termination to the other party. Such termination shall be effective forty five days after the date such written notice is given. Notwithstanding any such termination of this agreement, the Company shall be obligated to issue to Consultant the additional one million shares (1,000,00) of its Common Stock referred to in Section Two hereof if the Company shall receive on/or before September 30, 2007 at least $250,000 dollars from or directly through any third-Party Partner that is introduced to Company by Consultant on/or before the termination date of this agreement. In addition, the obligations of Consultant under Sections Three and Four above shall survive any expiration or termination of this agreement. On termination of this agreement, Consultant will return to Company all written information, drawings, models, and other materials or files supplied to Consultant or created by Consultant at the expense of Company.


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                                   SECTION SIX

                                   ASSIGNMENT

         The rights and obligations of Consultant under this agreement are personal to Consultant and may not be assigned or transferred to any other person, firm or corporation without the prior express and written consent of Company.
                                  SECTION SEVEN

                         ENTIRE AGREEMENT; MODIFICATIONS

         The agreement shall constitute the entire agreement between the parties and any prior understanding or representation of any kind preceding the date of this agreement shall not be binding upon either party except to the extent incorporated in this agreement. Any modification of this agreement or additional obligation assumed by either party in connection with this agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

                                  SECTION EIGHT

                                  GOVERNING LAW

         It is agreed that this agreement shall be governed by, construed, and enforced in accordance with the laws of the State of New York.


         IN WITNESS WHEREOF, each party to this agreement has caused it to be executed as of the date contained in the first sentence of this Agreement and to be effective as of the date specified in Section Five hereof.



                                   /s/ JOHN BYRNE

                                   MURRAY UNITED DEVELOPMENT CORP.

                               By:
                                   /s/ROBERT VANDINE
                                   --------------------------------
                                   Robert Vandine,
                                   President



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